Exhibit 10.2

Global Banking & Markets

RI1-536-10-01

100 Westminster St

Providence, RI 02903

December 3, 2020

AstroNova, Inc.

600 East Greenwich Avenue

West Warwick, RI 02893

Attention: David Smith, Chief Financial Officer

Email: dsmith@astronovainc.com

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement dated July 30, 2020 (as amended, modified, supplemented or restated from time to time, the “Credit Agreement”) by and among Astronova, Inc., a Rhode Island corporation (the “Borrower”), the Guarantors party thereto from time to time, and Bank of America, N.A. (the “Lender”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Credit Agreement.

The Borrower has requested that the Lender modify the timeline for the completion of the Post-Closing Field Exam as per section 6.16(c) of the Credit Agreement, and modify the Capital Expenditures covenant as per section 7.12 of the Credit Agreement, and the Lender is willing to do so, subject to the terms and conditions set forth herein.

Now, therefore, in consideration of the agreements set forth herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows.

Section 6.16(c) of the Credit Agreement is hereby modified by replacing “within ninety (90) days after the Closing Date (or such later date as may be agreed by the Lender in writing, in its discretion)” with “prior to March 31, 2021”.

Section 7.12 of the Credit Agreement is hereby modified by replacing the table therein with the following:

Fiscal Quarter Ending	Maximum Capital Expenditures
Closing Date through and including the Fiscal Quarter ending October 31, 2020	$925,000
Fiscal Quarter ending January 31, 2021	$850,000
Fiscal Quarter ending April 30, 2021 and each Fiscal Quarter ending thereafter	$400,000

Except as otherwise expressly specified in this letter, all terms, conditions, covenants, representations and warranties contained in the Credit Agreement and the other Loan Documents, all rights of the Lender and all of the Obligations shall remain in full force and effect and are unaffected hereby. The Loan Parties hereby confirm that the Credit Agreement and the other Loan Documents are in full force and effect and that none of the Borrower or any other Loan Party has any right of setoff, recoupment or other offset or any defense as of the date hereof with respect to any of the Obligations, the Credit Agreement or any other Loan Document.

By its signature below, each of the Loan Parties represents and warrants that (a) after giving effect to this letter, the representations and warranties set forth in Article V of the Credit Agreement or in any other Loan Document are true and correct in all material respects on and as of the date of this letter; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided further, that any representation or warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) without duplication of materiality qualifiers as of such date or such earlier date, as applicable; and (b) after giving effect to this letter, no event has occurred and is continuing which constitutes a Default or an Event of Default.

The execution, delivery and effectiveness of this letter shall not (i) directly or indirectly constitute a course of dealing or, except as expressly specified in this letter, other basis for altering any Obligations or any other contract or instrument (including, without limitation, the Credit Agreement and the other Loan Documents) or (ii) operate as a waiver of any right, power or remedy of the Lender under the Credit Agreement or any Loan Document or constitute a continuing consent or waiver of any kind, except as expressly set forth herein.

This letter and the consent set forth above shall be effective upon the execution and delivery hereof by the Loan Parties and Lender. This letter is a Loan Document.

[Signature page follows.]

Very truly yours,

BANK OF AMERICA, N.A., as the Lender

By:	/s/ Nicholas Storti
Name:	Nicholas Storti
Title:	Senior Vice President

Accepted and Agreed as of the date written above:

BORROWER:

ASTRONOVA, INC.

By:	/s/ David S. Smith
Name:	David S. Smith
Title:	VP, CFO

GUARANTORS:

ANI APS.

By:	/s/ Gregory A. Woods
Name:	Gregory A. Woods
Title:	CFO, Chairman

By:	/s/ David S. Smith
Name:	David S. Smith
Title:	Director

TROJAN LABEL APS.

By:	/s/ Gregory A. Woods
Name:	Gregory A. Woods
Title:	Chairman

By:	/s/ David S. Smith
Name:	David S. Smith
Title:	Director

cc:	Foley Hoag LLP

155 Seaport Blvd.

Boston, MA 02210

Attention: Malcolm G. Henderson, Esq.

Email: mhenderson@foleyhoag.com

Jones Day

100 High Street, 21st Floor

Boston, MA 02110

Attention: Susan Siebert, Esq.

Email: ssiebert@jonesday.com